Exhibit 99.1

For Immediate Release

UNITED THERAPEUTICS ANNOUNCES COMMERCIAL LAUNCH

OF THE REMUNITY® PUMP FOR REMODULIN®

SILVER SPRING, Md. and RESEARCH TRIANGLE PARK, N.C., Wednesday, February 10, 2021: United Therapeutics Corporation (Nasdaq: UTHR) announced today that it has launched commercial sales of the innovative Remunity® Pump for Remodulin® for patients with pulmonary arterial hypertension (PAH).

“We are excited to bring to market the first subcutaneous pump designed specifically for PAH patients,” said Beth Rhodes, Vice President, Global Supply Chain & Alliance Management at United Therapeutics. “Remunity is a small, discreet pump that delivers Remodulin in prefilled cassettes that are delivered directly to patients, offering significant improvements over current subcutaneous pumps.”

“The team at United Therapeutics have been relentless in their quest to improve the lives of patients with PAH. The Remunity Pump is the next step in their critical mission. Everyone at DEKA is extremely proud to be launching our innovative delivery technology with United Therapeutics,” said Dean Kamen, Founder and President of DEKA. “While the COVID-19 pandemic has been devastating to all of us, the DEKA team has never forgotten that the PAH community is particularly vulnerable. This stark reality, along with the unwavering commitment by the UT team, has continued to energize us to reach this significant goal. We are confident that the Remunity Pump, particularly with cassettes prefilled with Remodulin, has the potential to improve the lives of the patients who depend on United Therapeutics.”

The Remunity Pump was initially cleared by the FDA in May 2019 with instructions for patient filling. An additional 510(k) clearance in February 2020 enables cassettes to be prefilled with Remodulin by contracted specialty pharmacies in order to improve convenience for patients.

About PAH

Pulmonary arterial hypertension (PAH) is life-threatening high blood pressure in the arteries of the lungs, affecting the ability of the heart and lungs to work properly in afflicted patients. PAH is a serious, progressive disease for which there is no cure.

About the Remunity® Pump for Remodulin®

Developed in conjunction with DEKA Research and Development Corporation, Remunity is a discreet, subcutaneous delivery system designed for adults (age 22 years and greater) with pulmonary arterial hypertension (PAH). The cassettes, which contain enough drug for up to three days (72 hours), arrive from the specialty pharmacy prefilled, eliminating the need for the patient to mix or fill. Remunity is small, water resistant, and programmed using a wireless remote making it safe and simple to use. More information on Remunity can be found at https://youtu.be/Er40Fb-rqq8.

Indication

The Remunity® Pump for Remodulin® (treprostinil) Injection is intended for continuous subcutaneous delivery of Remodulin (treprostinil) Injection for use in adults (greater than 22 years of age).

Important Safety Information for Remunity

Warnings and Cautions

Do not use the system outside the conditions listed in the User Guide. Retain the User Guide for future reference. Refer to the User Guide for all warnings and cautions. Failure to comply with the following warnings and cautions may result in harm.

Limited to use with Remodulin. Only Remunity cassettes may be used with the Remunity pump. Remunity pump is for use only with FDA-cleared infusion sets: Medtronic Quick-set Infusion Set (MMT-392, MMT-393), Medtronic Silhouette Infusion Set (MMT-373), and Smiths Medical Cleo 90 Infusion Set (21-7230-24, 21-7220-24).

Do not use disposables from previously opened or damaged sterile packaging, damaged disposable components, or expired sterile components. Discontinue use of the remote and switch to the spare remote in the event the remote fails to operate. The use of cables, batteries, and battery chargers other than those provided or specified may result in increased emission or decreased immunity of the Remunity pump infusion system. Do not disconnect the pump from the cassette while the cassette is connected to the catheter. Avoid exposure of your pump and cassette to temperatures below 41˚F (5˚C) or above 104˚F (40˚C). The pump may affect nearby electrical and electronic devices, including medical devices, cell phones, Bluetooth devices, RFID readers, Wi-Fi equipment, and strong magnetic fields causing these devices to operate abnormally or to stop functioning. Do not open, crush, heat above 140°F (60°C), or incinerate the pump battery or remote, as doing so can lead to fire or rapid spreading of fire resulting in harm. This system supports flow rates between 16 μL/h and 225 μL/h. If your flow rate is outside this range, discuss with your healthcare practitioner.

Prescription Information

Caution: Federal law (USA) restricts this device to sale by or on the order of a licensed healthcare practitioner. Use of this device without the training and supervision of a healthcare practitioner may lead to errors that result in harm.

REMUISIhcpOct19

See the Remunity Pump for Remodulin (treprostinil) Injection Pharmacy-Filled User Guide for further detailed important safety information including warnings, cautions, and instructions on how to properly use the system.

For further information, please call United Therapeutics Corp. at 1-877-864-8437.

The Remunity Pump for Remodulin (treprostinil) Injection is manufactured for United Therapeutics Corp.

You may report side effects to the FDA at www.fda.gov/MedWatch or call 1-800-FDA-1088.

About Remodulin® (treprostinil) Injection

Indication

Remodulin is a prostacyclin vasodilator indicated for the treatment of pulmonary arterial hypertension (PAH; WHO Group 1) to diminish symptoms associated with exercise. Studies establishing effectiveness included patients with NYHA Functional Class II-IV symptoms and etiologies of idiopathic or heritable PAH (58%), PAH associated with congenital systemic-to-pulmonary shunts (23%), or PAH associated with connective tissue diseases (19%).

In patients with PAH requiring transition from epoprostenol, Remodulin is indicated to diminish the rate of clinical deterioration. Consider the risks and benefits of each drug prior to transition.

Important Safety Information for Remodulin

Warnings and Precautions

•	Chronic intravenous (IV) infusions of Remodulin delivered using an external infusion pump with an indwelling central venous catheter are associated with the risk of blood stream infections (BSIs) and sepsis, which may be fatal. Therefore, continuous subcutaneous (SC) infusion is the preferred mode of administration.

•	Avoid abrupt withdrawal or sudden large reductions in dosage of Remodulin, which may result in worsening of PAH symptoms.

•	Titrate slowly in patients with hepatic or renal insufficiency, because such patients will likely be exposed to greater systemic concentrations relative to patients with normal hepatic or renal function.

2

•	Remodulin is a pulmonary and systemic vasodilator. In patients with low systemic arterial pressure, treatment with Remodulin may produce symptomatic hypotension.

•	Remodulin inhibits platelet aggregation and increases the risk of bleeding.

Adverse Reactions

•	In clinical studies of SC Remodulin infusion, the most common adverse events reported were infusion site pain and infusion site reaction (redness, swelling, and rash). These symptoms were sometimes severe and sometimes required treatment with narcotics or discontinuation of Remodulin. The IV infusion of Remodulin with an external infusion pump has been associated with a risk of blood stream infections, arm swelling, paresthesias, hematoma, and pain. Other common adverse events (≥3% more than placebo) seen with either SC or IV Remodulin were headache (27% vs. 23%), diarrhea (25% vs. 16%), nausea (22% vs. 18%), rash (14% vs. 11%), jaw pain (13% vs. 5%), vasodilatation (11% vs. 5%), edema (9% vs. 3%), and hypotension (4% vs. 2%).

Drug Interactions

•	Remodulin dosage adjustment may be necessary if inhibitors or inducers of CYP2C8 are added or withdrawn.

Specific Populations

•	In patients with mild or moderate hepatic insufficiency, decrease the initial dose of Remodulin to 0.625 ng/kg/min of ideal body weight, and monitor closely. Remodulin has not been studied in patients with severe hepatic insufficiency.

•	Safety and effectiveness of Remodulin in pediatric patients have not been established.

•	It is unknown if geriatric patients respond differently than younger patients. Caution should be used when selecting a dose for geriatric patients.

•	There are no adequate and well-controlled studies with Remodulin in pregnant women. It is not known whether treprostinil is excreted in human milk or if it affects the breastfed infant or milk production.

REMISIhcpOct19

Please see accompanying Full Prescribing Information for Remodulin.

For additional information, visit www.remodulin.com or call Customer Service at 1-877-UNITHER (1-877-864-8437).

About United Therapeutics

United Therapeutics Corporation focuses on the strength of a balanced, value-creating biotechnology model. We are confident in our future thanks to our fundamental attributes, namely our obsession with quality and innovation, the power of our brands, our entrepreneurial culture, and our bioinformatics leadership. We also believe that our determination to be responsible citizens – having a positive impact on patients, the environment, and society – will sustain our success in the long term.

Through our wholly owned subsidiary, Lung Biotechnology PBC, we are focused on addressing the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply. Lung Biotechnology is the first public benefit corporation subsidiary of a public biotechnology or pharmaceutical company.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to the commercialization and use of the Remodulin Pump, our ability to create value and sustain our success in the long-term, as well as our efforts to develop technologies that either delay the need for transplantable organs or expand the supply of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of February 10, 2021 and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

3

REMODULIN and REMUNITY are registered trademarks of United Therapeutics Corporation.

For Further Information Contact:

Dewey Steadman at (202) 919-4097

Email: ir@unither.com

*            *            *

4